CERTIFICATE OF FORMATION

OF

Ark7 Properties Advance LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

First: The name of the limited liability company is: Ark7 Properties Advance LLC

Second: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

Third: The limited liability company is established pursuant to the Delaware Limited Liability Company Act (the "Act") and, pursuant to Section 18-215 or Section 18-218 of that Act, may establish separate and distinct series of members, managers, and interests, each having separate rights, powers or duties with respect to specified property or obligations of the limited liability company or profits and losses associated with specified property or obligations. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series. These series may be established as "protected series" or "registered series" as such terms are used in the Act.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this October 12, 2023.

/s/ Michael J. Bell

Harvard Business Services, Inc., Authorized Person

By: Michael J. Bell, President

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:40 PM 10/12/2023

FILED 02:40 PM 10/12/2023

SR 20233718624 - File Number 2481435

STATEMENT OF AUTHORIZED PERSON

*************************

IN LIEU OF ORGANIZATIONAL MEETING

FOR

Ark7 Properties Advance LLC

October 12, 2023

We, Harvard Business Services, Inc., the authorized person of Ark7 Properties Advance LLC -- a Delaware Limited Liability Company -- hereby adopt the following resolution:

Resolved: That the Certificate of Formation of Ark7 Properties Advance LLC was filed with the Secretary of State of Delaware on October 12, 2023.

Resolved: That on October 12, 2023 the following persons were appointed as the initial members of the Limited Liability Company until their successors are elected and qualify:

Ark7 Inc.

Resolved: That the undersigned signatory hereby resigns as the authorized person of the above named Limited Liability Company.

This resolution shall be filed in the minute book of the company.

/s/ Michael J. Bell

Harvard Business Services, Inc., Authorized Person

By: Michael J. Bell, President

*** This document is not part of the public record. Keep it in a safe place. ***